SDNB FINANCIAL CORP
                         1994 STOCK OPTION PLAN


     1.   PURPOSES.

          The purpose of this Stock Option Plan (the "Plan") is to strengthen SDNB FINANCIAL CORP., a California corporation (the "Corporation"), and its controlled subsidiaries by providing an additional means of attracting and retaining key executive officers, employees and directors, and by providing such persons added incentive for high levels of performance and for unusual efforts to increase the earnings of the Corporation. The Plan seeks to accomplish these purposes by encouraging stock ownership of the Corporation so that such persons may acquire or increase their proprietary interest in the success of the Corporation. The Plan is intended to comply with the provisions of the Internal Revenue Code of 1986, as amended, pertaining to incentive stock options.

     2.   DEFINITIONS.

          Whenever the following terms are used in this Plan, they will have the meaning specified below unless the context clearly indicates the contrary.

          (a) "Board of Directors" means the Board of Directors of SDNB Financial Corp.
          (b) "Cash Bonus Award" means a cash award granted pursuant to Section 8 of the Plan.

          (c) "Committee" means the Committee appointed to administer the Plan pursuant to Section 3 thereof.

          (d) "Common Stock" means the common shares, no par value, of SDNB Financial Corp., and any class of voting common shares into which said common shares may hereafter be converted.

          (e) "Employee" means any regular full-time employee of SDNB Financial Corp., or any of its present or future parent or subsidiary corporations.

          (f) "Fair Market Value" means the value of a share of Common Stock at any given time established by the Committee by use of any reasonable valuation method, taking into consideration prices at which shares of Common Stock have recently traded, the number of shares traded and other relevant factors as determined by the Committee. Until changed by the Committee, it shall mean the midpoint between the bid and ask price on the date of determination.

          (g) "Incentive Award" means Incentive Stock Option, Non-qualified Stock Option, Restricted Stock, Stock Appreciation Right or Cash Bonus Award granted under the Plan.

          (h) "Incentive Stock Option" means an option as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), including an Incentive Stock Option granted under the Plan.

          (i) "Non-qualified Stock Option" means a stock option other than an Incentive Stock Option granted under the Plan.

          (j) "Option" means either a Non-qualified Stock Option or an Incentive Stock Option.

          (k) "Optionee" means any person holding an Incentive Stock Option or a Non-qualified Stock option granted under the Plan.

          (l) "Parent" and "subsidiary" shall have the meaning set forth on subsections (e) and (f), respectively, of Section 424 of the Code.

          (m) "Plan" means this Stock Option Plan, as it may be amended from time to time.

          (n) "Restricted Stock" means a right to purchase shares of Common Stock of the Corporation which is nontransferable and subject to substantial risk of forfeiture until restrictions lapse. Restrictions lapse over a period of years, based on continuing employment.

          (o) "Stock Appreciation Right" means a right granted pursuant to Section 10 of the Plan.

     3.   ADMINISTRATION.

          (a) The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of not less than three members of the Board of Directors, who shall be appointed by, and serve at the pleasure of, the Corporation's Board of Directors. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled only by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. No member of the Committee shall vote on any matter concerning his own participation in the Plan.

          (b) The Committee shall be authorized to grant Incentive Awards under the Plan to such Employees of the Corporation and such other eligible persons at such times and in such amounts as it may decide.
          (c) The interpretation and construction by the Committee of any provisions of the Plan or of any Incentive Award granted under it shall be final. No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it and the members shall be entitled to indemnification and reimbursement in the manner and to the extent permitted by applicable law.

     4.   NATURE OF STOCK OPTIONS.

          The Plan is designed to qualify certain Options granted hereunder as "Incentive Stock Options" within the meaning of Section 422 of the Code. Such compliance shall not preclude the grant of Non-qualified Stock Options or other Incentive Awards. Any Options granted or exchanged under this Plan, which do not meet the limitations required (including all Options granted to directors who are not full-time officers or employees of the Corporation or its subsidiaries) to qualify as Incentive Stock Options shall be deemed "non-qualified" for tax purposes. The Committee shall have the authority to grant Non-qualified Stock Options to any eligible officer, employee or director.

     5.   ELIGIBILITY.

          5.1 Officers and Employees. Full-time officers and Employees of the Corporation or its controlled subsidiaries, who perform services of special importance to the Corporation (or such subsidiaries) relative to its management, operation or development shall be eligible to receive Incentive Awards under the Plan. A "full-time officer" shall be deemed to include a person providing services as an officer on behalf of the Corporation or any subsidiary. The selection of recipients of Incentive Awards shall be within the sole and absolute discretion of the Committee.

          5.2 Directors and Others. Any director of the Corporation or its controlled subsidiaries shall be eligible to receive Incentive Awards under the Plan. Options granted to directors who are not full-time officers or employees of the Corporation cannot be granted as Incentive Stock Options for tax purposes. The Committee is further authorized to grant Non-qualified Stock Options hereunder to such other persons as the Committee deems to be in the best interests of the Corporation. Said Options shall be granted on the specific terms set forth in the agreement relating thereto.

          5.3 Termination of Eligibility. If the Optionee ceases to be a director of or employed by the Corporation or a parent or subsidiary thereof, for any reason other than his death or termination for cause, any Option granted hereunder to such Optionee shall expire three months (12 months in the case of an Optionee whose eligibility has ceased because of his disability) from the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier. During such three-month period, the Option may be exercised in accordance with its terms, but only in respect of the number of such shares for which the right to exercise has accrued as of the date of such cessation of affiliation as a director or termination of employment, as the case may be. The Committee shall decide whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section
5.3. If an Optionee's affiliation with the Corporation is terminated "for cause," including willful breach of duty by an employee during the course of his employment or habitual neglect of his duties, his Option shall expire immediately, although the Committee may reinstate the Option, in its sole discretion, within 30 days of the date of termination and such terminated employee may exercise such reinstated Option within a period not to exceed three months from such Optionee's termination of employment.

          5.4 Death of Optionee. If the Optionee shall die while eligible to participate in the Plan or within three months after the termination of his eligibility and shall not have fully exercised the Option, the Option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the Optionee's right to exercise such Option had accrued pursuant to Section 7.6 hereof at the time of his death and had not previously been exercised) at any time within 12 months after the Optionee's death by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

          5.5 Non-Assignability of Option Rights. No Option shall be assignable or transferrable otherwise than by will or the laws of descent and distribution. During the life of an Optionee, an Option shall be exercisable only by him.

     6.   SHARES OF COMMON STOCK SUBJECT TO PLAN.

          6.1 Identification of Stock. The aggregate number of shares of Common Stock that may be issued or transferred or exercised pursuant to Incentive Awards under the Plan shall not exceed 400,000 shares of the Corporation's authorized but unissued or acquired or reacquired Common Stock, no par value (herein the "Stock") (subject to adjustment as provided in Section 7.7). If any Incentive Award granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan. Provided, however, shares as to which an Option has been surrendered in connection with the exercise of a related Stock Appreciation Right will not again be available for the grant of any further Incentive Awards.

          6.2 Limitation on Amount of Stock Subject to Incentive Stock Options. For Options granted under this Plan, to the extent that the aggregate fair market value (determined as of the date an option is granted) of the Stock with respect to which Options are exercisable for the first time by any employee during any calendar year under the Plan (and any other plans maintained by the Corporation, its parent or subsidiaries) exceeds $100,000, such Options shall be Non-qualified Stock Options.

     7.   TERMS AND CONDITIONS OF OPTIONS.

          Any Option (or other Incentive Awards) granted pursuant to the Plan shall be evidenced by an agreement in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following, among other, terms and conditions:

          7.1 Number of Shares. Each Option shall state the number of shares to which it pertains.

          7.2 Option Exercise Price. Each Option shall state the purchase price upon exercise thereof.

              7.2.1 Options Granted to More than 10% Shareholders. The exercise purchase price for options granted to persons eligible to receive Options under this Plan who own more than 10% of the voting power or value of all classes of the Corporation's stock or of any parent or subsidiary corporation ("Control Person[s]") shall be not less than 110% of the Fair Market Value of the Stock subject to the Option on the date of granting the Option; provided, however, that this Section
7.2.1 shall not apply to any Non-Qualified Stock Options granted under the Plan.

               7.2.2 Options Granted to Others. The exercise purchase price for Options granted to persons other than a Control Person shall be not less than the Fair Market Value of the shares of Stock on the date of granting the Option; provided that in the event options are issued in exchange for options of an acquired company in a merger or consolidation, the options shall be exchanged on a like basis as that company's stock is exchanged for the Corporation's Common Stock.

          7.3 Method of Exercise. An option shall be exercised by written notice to the Corporation stating the number of shares with respect to which the Option is being exercised and designating a time for the delivery thereof, which term shall be at least twenty (20) days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the notice, the Corporation shall deliver to the Optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares of previously authorized but unissued shares or acquired or reacquired shares of Stock as the Corporation may elect. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any national or other securities exchange or to reasonably cause the issuance of said certificate(s). In the event an Option shall be exercisable by any person other than the Optionee, the required notice under this section shall be accompanied by appropriate proof of the right of such person to exercise the Option.

          7.4 Medium and Time of Payment. The exercise price shall be payable in full upon the exercise of the Option by certified or bank cashier's check, or, if specifically authorized in the option agreement, by the delivery of certificates evidencing shares of Common Stock of the Corporation having a Fair Market Value (as defined herein and subject to the approval of the Committee) equivalent to the full (or partial, as the case may be) purchase price for the shares to be acquired on exercise of the Option. Any shares so assigned and delivered to the Corporation in full or partial payment of the exercise purchase price will be valued at their Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of Incentive or Non-qualified Stock Option nor will any cash payment be made in lieu of fractional shares. No commission may be paid by the Company to any broker on the sale of shares of Stock pursuant to the exercise of the Option.

          7.5     Term of Option.

               7.5.1 Options to Control Persons. The term of an Incentive Stock Option granted to Control Persons shall be determined by the Committee at the time of grant, but shall not exceed five (5) years from the day of the grant. In n o event shall any Option be exercisable after the expiration of its term.
               7.5.2 Options to Others. The term of any Option other than an Incentive Stock Option granted to a Control Person shall be determined by the Committee at the time of grant, but shall not exceed ten (10) years from the date of grant. In no event shall an Option be exercisable after the expiration of its term.
          7.6 Vesting and Exercise of Option. Each Option shall become exercisable and the total number of shares subject thereto shall be purchasable in such installments, which need not be equal, as the Committee shall determine; provided, however, if the holder of an Option shall not in any given installment period purchase all of the shares of Stock which such holder is entitled to purchase in such installment period, such holder's right to purchase any shares of Stock not purchased in such installment period shall continue until the expiration or sooner termination of such holder's Option. The Committee may, at any time after grant of the Option and from time to time, increase the number of shares purchasable in any installment subject to the total number of shares subject to the Option. No Option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than twenty
(20) shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the Option.

          7.7 Adjustments Upon Changes In Capitalization. Subject to any required action by the shareholders, the number of shares of Stock covered by each outstanding Option, and the price per share thereof in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation or for per share consideration less than the option price of such Option. Any fractional share that would otherwise result from an adjustment pursuant to this
Section 7.7 shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such
Option.   To the extent that the foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

          7.8 Reorganization. Subject to any required action by the shareholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled. A dissolution or liquidation of the Corporation or a merger, acquisition, consolidation or other reorganization in which the Corporation is not the surviving corporation, shall cause each outstanding Option to terminate; provided that each Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger, consolidation or reorganization in which the Corporation is not the surviving corporation, to exercise his Option in whole or in part without regard to the installment provisions of Section 7.6 of the Plan, provided that the Option is otherwise exercisable in accordance with the terms set forth herein.

               The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

          7.9 Rights as a Shareholder. An Optionee or a transferee of an Option (as expressly permitted hereunder) shall have no rights as a shareholder with respect to any shares underlying his Option until the date of the issuance to him of a certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7.7 hereof.

          7.10 Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding Options (to the Extent not heretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised).

          7.11 Other Provisions. The Option or other Incentive Award agreements authorized under the Plan shall contain such other provisions, including without limitation, restrictions upon the exercise of such Incentive Awards, as the Committee shall deem advisable.

     8.   CASH BONUS AWARD

          At the time an Optionee exercises an Incentive Stock Option or Non-qualified Stock Option or sells shares of Common Stock received upon the exercise of an Incentive Stock Option or Non-qualified Stock Option or any other Incentive Stock Option or Non-qualified Stock Option granted by the Corporation before the effective date of this Plan, the Committee may grant a Cash Bonus Award in such amount as the Committee may determine. The Committee may make such a determination at the time of grant or exercise or at the time such shares are sold. The Cash Bonus Award may be subject to any condition imposed by the Committee, including a reservation of the right to revoke a Cash Bonus Award at any time before it is paid.

     9.   RESTRICTED STOCK.

          The Committee may approve the grant of Restricted Stock to an Employee, subject to the following terms and conditions:

          (a) The date of grant will be the date the Committee takes the necessary action to approve the grant; provided, however, that if the minutes or appropriate resolutions of the Committee provide that a Restricted Stock grant is to be made as of a date in the future, the date of grant will be such future date.

          (b) All shares of Restricted Stock sold or granted pursuant to the Plan (including any shares of Restricted Stock received by the holder as a result of stock dividends, stock splits or any other forms of capitalization) may be made subject to such terms and conditions as the Committee may in its sole discretion deem appropriate (the "Restrictions"), including, but not limited to, the following:

               (i) The shares may not be sold, transferred, or otherwise alienated or hypothecated until the Restrictions are removed or expire.

              (ii) The Committee may require the Holder to enter into an escrow agreement providing that the certificates representing Restricted Stock sold or granted pursuant to the Plan will remain in the physical custody of an escrow holder until all Restrictions are removed or expire.

             (iii) Each certificate representing Restricted Stock sold or granted pursuant to the Plan will bear a legend making appropriate reference to the Restrictions imposed on the Restricted Stock.

              (iv) The Committee may impose Restrictions designed to facilitate exemption from or compliance with the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, with requirements of any stock exchange upon which such shares or shares of the same class are then listed and with any blue sky or other securities laws applicable to such shares.

          (c) The Restrictions imposed under subparagraph (b) above upon Restricted Stock will lapse in accordance with a schedule or other conditions as determined by the Committee.

          (d) Subject to the provisions of subparagraph (b) above and subparagraph (e) below, the holder will have all rights of a shareholder with respect to the Restricted Stock granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

          (e) In the event a holder of Restricted Stock ceases to be an Employee, all such holder's Restricted Stock subject to restrictions at the time his or her employment terminates will be returned to or repurchased by the Corporation at the original price at which such Restricted Stock had been purchased unless the Committee determines otherwise.

     10.  STOCK APPRECIATION RIGHTS.

          Stock Appreciation Rights may be granted, with the express approval of the Board of Directors of the Corporation, to Employees in connection with the granting of an Option under the Plan. Such Stock Appreciation Rights, if granted, would authorize an Employee to surrender an Option and receive a payment based on the excess of the fair market value of the Stock to which the Option relates over the option price. The terms and conditions of any such Stock Appreciation Rights which will be set forth in the option agreement relating thereto, shall include the following (as well as any additional terms provided by the Committee):

          (a) The date of grant will be the date the Committee takes the necessary action to approve the grant; provided, however, that if the minutes or appropriate resolutions of the Committee (or Board of Directors) provide that a Stock Appreciation Right is to be granted as of a date in the future, the date of grant will be such future date.

          (b) A Stock Appreciation Right may be granted in connection with an Incentive Stock Option or a Non-qualified Stock Option, either at the time of grant or at any time thereafter during the term of the Option.

          (c) A Stock Appreciation Right will entitle the holder of the related Option upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent of the number of shares with respect to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to subsection (e) hereof. Such Option will, to the extent surrendered, then cease to be exercisable.

          (d) A Stock Appreciation Right granted hereunder will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable. Notwithstanding anything to the contrary herein, no Stock Appreciation Right related to an Incentive Stock Option may be exercised when the purchase price of a share of Common Stock specified in the related Incentive Stock Option is greater than the fair market value of such share.

          (e) Upon the exercise of the Stock Appreciation Right, the holder will be entitled to receive payment of an amount determined by multiplying (i) the difference obtained by subtracting (a) the exercise price of a share of Common Stock specified in the related Incentive Stock Option or Non-qualified Stock Option from (b) the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, times (ii) the number of shares as to which such Stock Appreciation Right will have been exercised. Upon exercise of such Stock Appreciation Rights, and to the extent thereof, the related Incentive Stock Option or Non-qualified Stock Option will cease to be exercisable.

          (f) Payment of the amount determined under subsection (e) above may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely cash or a combination of cash and shares as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payments for such fractional shares shall be made in cash.

          (g)     The Committee may approve the grant of Stock
Appreciation Rights unrelated to Options to eligible persons, subject to the terms and conditions determined by the Board of Directors.

     11.  AMENDMENT OF THE PLAN.

          The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at that time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, subject to approval of the shareholders of the Corporation as may be required. The following amendments or modifications may be adopted only with the prior vote of the holders of the majority of the Corporation's outstanding Common
Stock:

          (a) Increase the maximum number of shares which may be obtained pursuant to Options granted under the Plan, either in the aggregate or by an individual;

          (b)     Change the minimum option price;

          (c) Increase the maximum term of Options provided for herein;

          (d) Decrease, directly or indirectly (by cancellation and restriction of Options or otherwise), the exercise price applicable to any Option granted under the Plan;

          (e) Permit the granting of Options to any one other than persons eligible under the terms of the Plan; or

          (f) Materially increase the benefits accruing to participants.

     12.  APPLICATION OF FUNDS.

          The proceeds received by the Corporation from the sale of Stock pursuant to Options may be used for general corporate and business purposes.

     13.  NO OBLIGATION TO EXERCISE OPTION.

          The granting of an Option shall impose no obligation upon the Optionee to exercise such option.

     14.  APPROVAL OF SHAREHOLDERS.

          The Plan must be approved by the holders of a majority of the outstanding shares of Common Stock of the Corporation no later than 12 months after it is adopted by the Board of Directors of the Corporation. Immediately upon obtaining such approval, the Plan shall be appropriately endorsed by duly authorized officers of the Corporation. No Option or other Incentive Award granted under the Plan may be exercised until the shareholders of the Corporation have approved the Plan.

     15.  SECURITIES LAWS COMPLIANCE.

          Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any Option under this Plan or to sell or issue any share pursuant to any Option agreement executed pursuant to the Plan unless such grant of an Option or sale of Stock upon exercise of an Option is at such time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and is qualified or exempt from qualification under the California Corporate Securities Law of 1968.

     16.  TERM OF PLAN.

          Unless previously terminated by the Board of Directors, this Plan shall be effective on September 10, 1994, and shall terminate at the close of business on September 10, 2004, and no Incentive Awards shall be granted under it thereafter. Termination of the Plan shall not affect any Option or other Incentive Award theretofore granted.

                              SDNB FINANCIAL CORP., a California
                              corporation


                              By:/s/Murray L. Galinson
                              Murray L. Galinson, President


                              By:/s/Howard W. Brotman
                              Howard W. Brotman, Secretary